Exhibit 23.4

August 24, 2010

CONSENT OF MICHAEL J. LICCAR & COMPANY, LLC

We hereby consent to the references to us under the headings “Gresham Performance Record” and “Experts” in this Registration Statement on Form S-l. [In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.]

Michael J. Liccar & Company,

Chicago, Illinois

200 West Adams Street  •  Suite 2211  •  Chicago, Illinois 60606-5208

(312) 922 • 6600        (800) 922 • 6604        Fax (312) 922 • 0315